UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on November 4, 2026, 3D Systems Corporation (the “Company”) entered into separate, privately negotiated agreements (the “Exchange Agreements”) with all of the holders (the “Transaction Participants”) of the Company’s currently outstanding 5.875% Convertible Senior Secured Notes due 2030 (the “2030 Notes”). On November 12, 2026, the Company entered into an indenture (the “2031 Notes Indenture”) with U.S. Bank Trust Company, National Association, as trustee, pursuant to which the Company issued $85,000,000 aggregate principal amount of its 3.30% Convertible Senior Notes due 2031 (the “2031 Notes”) to the Transaction Participants in exchange for all of their outstanding 2030 Notes. Pursuant to the Exchange Agreements, the Company also paid the Transaction Participants additional consideration consisting of (i) an aggregate of $20,000,000 in cash (plus accrued and unpaid interest on the 2030 Notes exchanged to, but excluding, November 12, 2026) and (ii) an aggregate of 13,471,138 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Transaction Participants are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

The 2031 Notes, which are senior unsecured obligations of the Company, accrue interest at a rate of 3.30% per annum from the date of original issuance, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2027. The 2031 Notes will mature on April 1, 2031, unless earlier repurchased, redeemed or converted pursuant to the terms of the 2031 Notes Indenture. Except as described below, the Company may not redeem the 2031 Notes prior to October 5, 2029. On or after October 5, 2029 and prior to the 41st scheduled trading day immediately preceding April 1, 2031, the Company may redeem for cash all or any portion of the 2031 Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company sends the related notice of redemption, at a price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date; provided that the Company may not redeem less than all of the outstanding 2031 Notes unless at least $25.0 million aggregate principal amount of 2031 Notes are outstanding and not subject to redemption as of the date the Company sends the related notice of redemption. In addition, the Company may redeem for cash all of the 2031 Notes at any time prior to the 41st scheduled trading day immediately preceding April 1, 2031, at a price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date, if the aggregate principal amount of the 2031 Notes that remains outstanding as of the date that the Company sends the related notice of redemption is less than $5,000,000. No sinking fund is provided for the 2031 Notes.

The 2031 Notes will be convertible into cash, shares of Common Stock or a combination thereof, at the Company’s election, at an initial conversion rate of 291.3753 shares of Common Stock per $1,000 principal amount of 2031 Notes (equivalent to an initial conversion price of approximately $3.43 per share of Common Stock, which represents a premium of approximately 30.0% over the last reported sale price of the Common Stock on the New York Stock Exchange on November 4, 2026 of $2.64 per share). If the Company undergoes a fundamental change (as defined in the 2031 Notes Indenture), holders of the 2031 Notes have the right to require the Company to repurchase for cash all or any portion of their 2031 Notes at a price equal to 100% of the principal amount of the 2031 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, if a make-whole fundamental change (as defined in the 2031 Notes Indenture) occurs or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its 2031 Notes in connection with such make-whole fundamental change or to convert its 2031 Notes called for redemption, as the case may be; provided that in no event will the conversion rate exceed 378.7878 shares of Common Stock per $1,000 principal amount of 2031 Notes.

Prior to the close of business on the business day immediately preceding January 1, 2031, the 2031 Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2027, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of 2031 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events, including certain distributions to holders of the Common Stock and a fundamental change; or (4) if the Company calls any or all of the 2031 Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the 2031 Notes called for redemption. On or after January 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2031 Notes may convert all or any portion of their 2031 Notes regardless of the foregoing conditions.

The 2031 Notes Indenture contains customary provisions relating to the occurrence of events of default, which, if any of them were to occur, permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding 2031 Notes to be due and immediately payable.

The Shares and the 2031 Notes were issued to the Transaction Participants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Transaction Participants in the Exchange Agreements. To the extent that any shares of Common Stock are issued upon conversion of the 2031 Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the 2031 Notes and any resulting issuance of shares of Common Stock. The Company will not receive any cash proceeds from the issuance of the 2031 Notes.

The foregoing description of the 2031 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 2031 Notes Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 12, 2026, following the exchange of all of the outstanding 2030 Notes pursuant to the Exchange Agreements, the Company delivered to Wilmington Savings Fund Society, FSB, as trustee and collateral agent (“WSFS”), an order for the cancellation of all of the outstanding 2030 Notes issued under the indenture, dated as of June 23, 2025 (as supplemented, the “2030 Notes Indenture”), among the Company, the guarantors party thereto and WSFS. As a result of the cancellation, the 2030 Notes Indenture was satisfied and discharged in accordance with its terms, and the guarantees of the 2030 Notes and all liens on the collateral securing the 2030 Notes were released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the 2031 Notes Indenture and the 2031 Notes is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Shares and the 2031 Notes is incorporated herein by reference.

On November 12, 2026, the Company issued 1,464,206 shares (the “JWCA Shares”) of Common Stock to J. Wood Capital Advisors LLC (“JWCA”) for services rendered in connection with the transactions contemplated by the Exchange Agreements. The Company did not receive any cash proceeds from the issuance of the JWCA Shares.

The JWCA Shares were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by JWCA.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of November 12, 2026, between 3D Systems Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 3.30% Convertible Senior Notes due 2031 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: November 13, 2026	By:	/s/ Phyllis Nordstrom
Phyllis Nordstrom
Chief Financial Officer and Chief Administrative Officer